EXHIBIT 99.2

TOGETHER WE ARE UNSTOPPABLE

INVESTOR FACTBOOK
Q3 2021

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	5G Network Leadership
16	Merger & Integration
17	Guidance
18	Contacts
19	Financial and Operational Tables

The results and analysis presented below include the impact of T-Mobile’s merger (“Merger”) with Sprint Corporation (“Sprint”) on a prospective basis from the close date of April 1, 2020, and the impact of the acquisition of Shentel’s Wireless Assets on a prospective basis from the close date of July 1, 2021. Historical results prior to the respective close dates have not been retroactively adjusted. As such, the year-over-year changes may not be meaningful as further detailed in this Investor Factbook.

3
T-Mobile Delivers Industry-Leading Growth in Postpaid Service Revenues,
Postpaid Customers and Cash Flow in Q3
Raises 2021 Guidance for the Third Consecutive Quarter

Consistent and Profitable Customer Growth
•Postpaid net additions of 1.3 million, best in industry and raising 2021 guidance
•Postpaid phone net additions of 673 thousand, 2.1 million year-to-date increased 50% year-over-year
•Postpaid account net additions of 268 thousand, best in industry
Strong Financial Results Drive 2021 Guidance Raise for the Third Consecutive Quarter
•Record-high Service revenues of $14.7 billion grew more than 4% year-over-year, including industry-leading Postpaid service revenues growth of 6% year-over-year
•Strong Net income of $691 million and diluted earnings per share (“EPS”) of $0.55 included higher merger-related costs year-over-year, and Adjusted EBITDA(1) was $6.8 billion
•Record-high Core Adjusted EBITDA(1) of $6.0 billion, best growth in industry and raising 2021 guidance
•Net cash provided by operating activities of $3.5 billion increased 25% year-over-year, raising 2021 guidance
•Free Cash Flow(1) of $1.6 billion increased more than 4x year-over-year, best growth in industry and raising 2021 guidance
America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
•Extended Range 5G covers 308 million people and 1.7 million square miles — most available 5G network in the world(2)
•Ultra Capacity 5G covers 190 million people and can deliver speeds of 400 Mbps or more, on track to cover 200 million people nationwide by end of year(3)
•A dozen independent third-party network benchmarking reports show T-Mobile customers consistently get award-winning 5G, including the fastest average speeds, broadest coverage and most reliable 5G
Network Integration Progress Fuels Higher Merger Synergies
•Approximately 90% of Sprint customer traffic is now carried on the T-Mobile network
•Approximately 53% of Sprint customers have been fully transitioned to the T-Mobile network
•Raising 2021 merger synergies guidance for the third consecutive quarter

“Another quarter of amazing results shows that customers love T-Mobile’s unique combination of the best value, best network and best experience. With our Magenta business firing on all cylinders and our Sprint integration ahead of schedule, we are well positioned for the future — and poised to continue winning with assets and a formula for growth that is differentiated from the other wireless players. We just keep exceeding our own targets on growth, profit and synergies - and we have no plans to slow down now.”

Mike Sievert, CEO

(1)Adjusted EBITDA, Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net Income is variable.
(2)OpenSignal Awards - 5G Global Mobile Network Experience Awards 2021 based on independent analysis of mobile measurements recorded during the period January 1 - June 29, 2021. © 2021 OpenSignal Limited.
(3)Based on T-Mobile’s analysis of internal and third party data.

4
Total Postpaid Net Additions
(in thousands)

Total postpaid net customer additions were 1.3 million in Q3 2021, compared to 1.3 million in Q2 2021 and 2.0 million in Q3 2020.
Postpaid phone net customer additions were 673 thousand in Q3 2021, compared to 627 thousand in Q2 2021 and 689 thousand in Q3 2020.
▪Sequentially, the increase was primarily due to seasonally higher gross additions, partially offset by seasonally higher churn.
▪Year-over-year, the decrease was primarily due to higher churn, mostly offset by higher gross additions driven by switching activity returning to more normalized levels relative to muted conditions from the COVID-19 pandemic (the "Pandemic") in the prior year and continued growth from T-Mobile for Business.
Postpaid other net customer additions were 586 thousand in Q3 2021, compared to 649 thousand in Q2 2021 and 1.3 million in Q3 2020.
▪Sequentially, the decrease was primarily due to seasonally higher churn, mostly offset by higher gross additions.
▪Year-over-year, the decrease was primarily due to elevated gross additions in the prior period related to the public and educational sector during the Pandemic, as well as higher churn in the current period related to post-Pandemic demand levels.
The postpaid device upgrade rate was approximately 4.3% in Q3 2021, compared to 4.7% in Q2 2021 and 4.3% in Q3 2020.

Postpaid phone churn was 0.96% in Q3 2021, up 9 basis points from 0.87% in Q2 2021 and up 6 basis points from 0.90% in Q3 2020.
▪Sequentially, the increase was primarily due to seasonality and elevated Sprint churn during the accelerated integration process.
▪Year-over-year, the increase was primarily driven by more normalized switching activity relative to the muted Pandemic-driven conditions a year ago and elevated Sprint churn during the accelerated integration process.

Postpaid Phone Churn

5
Postpaid Phone ARPU

Postpaid phone ARPU was $48.06 in Q3 2021, up 0.9% from $47.61 in Q2 2021 and down 1.0% from $48.55 in Q3 2020.
▪Sequentially, the increase was primarily due to higher premium services including Magenta MAX.
▪Year-over-year, the decrease was primarily driven by promotional activity and the transition of Sprint customers to tax-inclusive rate plans, partially offset by higher premium services including Magenta MAX.
▪We now expect Postpaid phone ARPU for Q4 2021 to be relatively flat compared to the prior quarter and full-year 2021 to be relatively flat compared to full-year 2020.

Total postpaid accounts were 26.9 million at the end of Q3 2021, compared to 26.4 million at the end of Q2 2021 and 25.6 million at the end of Q3 2020. Postpaid account net additions of 268 thousand in Q3 doubled from the prior year, as we focus on profitably growing and expanding household relationships. In Q3 2021, we acquired an additional 270 thousand postpaid accounts through an acquisition, which were not included in net additions.
Postpaid ARPA was $134.54 in Q3 2021, up 0.7% compared to $133.55 in Q2 2021 and up 1.1% compared to $133.03 in Q3 2020.
▪Sequentially, the increase was driven by higher premium services including Magenta MAX.
▪Year-over-year, the increase was driven by higher premium services including Magenta MAX and an increase in customers per account, partially offset by promotional activity and the transition of Sprint customers to tax-inclusive rate plans.
Postpaid Accounts & Postpaid ARPA
(Accounts in thousands)

6
Total Prepaid Net Additions
(in thousands)

Prepaid net customer additions were 66 thousand in Q3 2021, compared to net additions of 76 thousand in Q2 2021 and net additions of 56 thousand in Q3 2020.
▪Sequentially, the decrease was primarily driven by higher churn, mostly offset by seasonally higher gross additions and fewer migrations to postpaid plans.
▪Year-over-year, the increase was primarily driven by higher gross additions, partially offset by higher churn and migrations to postpaid plans.
▪Migrations to postpaid plans reduced prepaid net additions in Q3 2021 by approximately 175 thousand, down from 190 thousand in Q2 2021 and up from 130 thousand in Q3 2020.
Prepaid churn was 2.90% in Q3 2021, compared to 2.62% in Q2 2021 and 2.86% in Q3 2020.
▪Sequentially, the increase was primarily due to seasonality.
▪Year-over-year, the increase was primarily driven by more normalized switching activity relative to the muted Pandemic-driven conditions a year ago.
Prepaid ARPU was $39.49 in Q3 2021, up 2.5% from $38.53 in Q2 2021 and up 2.6% from $38.49 in Q3 2020, primarily driven by an increase in premium services.

Total net customer additions were 1.3 million in Q3 2021, compared to 1.4 million in Q2 2021 and 2.0 million in Q3 2020.
Total customer connections were 106.9 million at the end of Q3 2021, compared to 104.8 million at the end of Q2 2021 and 100.4 million at the end of Q3 2020. In Q3 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through an acquisition, which were not included in net additions.
Total devices sold or leased were 11.3 million units in Q3 2021, compared to 11.0 million units in Q2 2021 and 11.4 million units in Q3 2020.
▪Total phones sold or leased were 9.8 million units in Q3 2021, compared to 9.6 million units in Q2 2021 and 9.2 million units in Q3 2020.
▪Mobile broadband and IoT devices sold or leased were 1.5 million units in Q3 2021, compared to 1.4 million units in Q2 2021 and 2.2 million units in Q3 2020. The year-over-year decrease was primarily driven by elevated gross additions in the prior period related to the public and educational sector during the Pandemic.
Total Customers
(in thousands)

7
Service Revenues
($ in millions)

Service revenues were $14.7 billion in Q3 2021, up 2% from $14.5 billion in Q2 2021 and up 4% from $14.1 billion in Q3 2020.
▪Sequentially and year-over-year, the increase was primarily due to an increase in Postpaid revenues, primarily driven by higher average postpaid accounts and higher postpaid ARPA.

Equipment revenues were $4.7 billion in Q3 2021, down 11% from $5.2 billion in Q2 2021 and down 6% from $5.0 billion in Q3 2020. Lease revenues included in equipment revenues were $770 million in Q3 2021 compared to $914 million in Q2 2021 and $1.4 billion in Q3 2020.
▪Sequentially, the decrease was primarily due to:
▪Equipment sales: A decrease due to a lower average revenue per device sold, driven by a decrease in the high-end phone mix and a lower volume of liquidation of returned devices, partially offset by a seasonal increase in the number of devices sold.
▪Lease revenues: A decrease due to the continued planned shift in device financing from leasing to equipment installment plans.
▪Year-over-year, the change was primarily due to:
▪Equipment sales: An increase due to a higher average revenue per device sold, driven by a higher mix of phone versus other devices, and an increase in the number of devices sold, driven by switching activity returning to more normalized levels relative to muted conditions from the Pandemic in the prior year and a planned shift in device financing from leasing to equipment installment plans, partially offset by a lower volume of liquidation of returned devices.
▪Lease revenues: A decrease due to the planned shift in device financing from leasing to equipment installment plans.
Equipment Revenues
($ in millions)

8
Cost of Services, exclusive of D&A
($ in millions, % of Service revenues)

Cost of services, exclusive of depreciation and amortization (D&A), was $3.5 billion in Q3 2021, up 1% from $3.5 billion in Q2 2021 and up 7% from $3.3 billion in Q3 2020.
▪Sequentially, Cost of services was relatively flat.
▪Year-over-year, the increase was primarily due to higher Merger-related costs and higher lease expenses related to a new tower master lease agreement in 2020, partially offset by higher realized Merger synergies.
▪Merger-related costs, primarily related to network decommissioning and integration, were $279 million in Q3 2021 compared to $273 million in Q2 2021 and $79 million in Q3 2020.
▪As a percentage of Service revenues, Cost of Services, exclusive of D&A, and excluding Merger-related costs, decreased by 10 basis points sequentially, and decreased by 80 basis points year-over-year.

Cost of equipment sales, exclusive of D&A, was $5.1 billion in Q3 2021, down 6% from $5.5 billion in Q2 2021 and up 18% from $4.4 billion in Q3 2020.
▪Sequentially, the decrease was primarily due to a lower average cost per device sold, driven by a decrease in the high-end phone mix, and a lower volume of liquidation of returned devices, partially offset by a seasonal increase in the number of devices sold.
▪Year-over-year, the increase was primarily due to a higher average cost per device sold, driven by a higher mix of phone versus other devices and an increase in the number of devices sold driven by switching activity returning to more normalized levels relative to muted conditions from the Pandemic in the prior year and a planned shift in device financing from leasing to equipment installment plans, partially offset by a lower volume of liquidation of returned devices.
▪Merger-related costs, primarily related to moving Sprint customers to devices that are compatible with the T-Mobile network, were $236 million in Q3 2021 compared to $87 million in Q2 2021 and $0 million in Q3 2020.
▪As a percentage of Equipment sales, Cost of Equipment Sales, exclusive of D&A, and excluding Merger-related costs, increased by 140 basis point sequentially, and increased by 500 basis points year-over-year.

Cost of Equipment Sales, exclusive of D&A
($ in millions, % of Equipment sales)

9
Selling, General and Administrative (SG&A) Expense
($ in millions, % of Service revenues)
Selling, general and administrative (SG&A) expense was $5.2 billion in Q3 2021, up 8% from $4.8 billion in Q2 2021 and up 7% from $4.9 billion in Q3 2020.
▪Sequentially and year-over-year, the increase was driven by higher Merger-related costs and higher advertising costs, partially offset by higher realized Merger synergies.
▪Merger-related costs were $440 million in Q3 2021 compared to $251 million in Q2 2021 and $209 million in Q3 2020.
▪As a percentage of Service revenues, SG&A expense, excluding Merger-related, increased 90 basis points sequentially and decreased 60 basis points year-over-year.
▪Total bad debt expense and losses from sales of receivables (reported within SG&A expense) was $109 million in Q3 2021, compared to $60 million in Q2 2021 and $125 million in Q3 2020. As a percentage of Total revenues, total bad debt expense and losses from sales of receivables was 0.56% in Q3 2021, compared to 0.30% in Q2 2021 and 0.65% in Q3 2020. Sequentially, the increase is primarily from the release of estimated credit loss reserves in the prior quarter based on positive payment behavior.

D&A was $4.1 billion in Q3 2021, up 2% from Q2 2021 and down slightly from $4.2 billion in Q3 2020. This includes D&A related to Leased devices of $755 million in Q3 2021, compared to $842 million in Q2 2021 and $1.0 billion in Q3 2020.
▪Sequentially, the increase was primarily due to higher depreciation expense from the continued build-out of our nationwide 5G network, partially offset by lower depreciation expense on leased devices.
▪Year-over-year, lower depreciation expense on leased devices and lower amortization of customer relationship intangibles were offset by higher depreciation expense from the continued build-out of our nationwide 5G network.
Depreciation & Amortization
($ in millions, % of Service revenues)

10
Net Income
($ in millions)

Diluted Earnings Per Share (Diluted EPS)

Net income was $691 million in Q3 2021, down 29% from $978 million in Q2 2021 and down 45% from $1.3 billion in Q3 2020. Diluted EPS was $0.55 in Q3 2021, down from $0.78 in Q2 2021 and down from $1.00 in Q3 2020.
▪Sequentially, the decrease in Net income and diluted EPS was primarily due to lower Equipment revenues, and higher SG&A, partially offset by lower Cost of equipment sales, lower Tax expense and higher Service revenues.
▪Year-over-year, the decrease in Net income and diluted EPS was primarily driven by higher Cost of equipment sales, higher SG&A, lower Equipment revenues and higher Cost of services, partially offset by higher Service revenues and lower Tax expense.
▪The effective tax rate in Q3 2021 was materially below our 2021 previous outlook of 24% to 26% primarily due to state tax benefits associated with certain legal entity reorganizations. We expect our effective tax rate to be between 20% and 22% in Q4 2021 and between 15% and 17% for full year 2021.
▪Net income and diluted EPS, respectively, were impacted by Merger-related costs, net of tax, for Q3 2021 of $707 million and $0.56, compared to $453 million and $0.36 in Q2 2021 and $208 million and $0.17 in Q3 2020.
▪Net income margin was 4.7% in Q3 2021, compared to 6.7% in Q2 2021 and 8.9% in Q3 2020. Net income margin is calculated as Net income divided by Service revenues.

11
Core Adjusted EBITDA
($ in millions, % of Service revenues)
Core Adjusted EBITDA was $6.0 billion in Q3 2021, up 1% from $6.0 billion in Q2 2021 and up 5% from $5.8 billion in Q3 2020.
▪Sequentially, the increase was primarily due to lower Cost of equipment sales, excluding Merger-related costs, and higher Service revenues, mostly offset by lower Equipment revenues, excluding Lease revenues, and higher SG&A expense, excluding Merger-related costs.
▪Year-over-year, the increase was primarily due to higher Service revenues and higher Equipment revenues, excluding Lease revenues, mostly offset by higher Cost of equipment sales, excluding Merger-related costs.
▪Merger-related costs, which are excluded from Core Adjusted EBITDA, were $955 million in Q3 2021, compared to $611 million in Q2 2021 and $288 million in Q3 2020.
▪Core Adjusted EBITDA margin was 41.0% in Q3 2021, compared to 41.3% in Q2 2021 and 40.9% in Q3 2020.

Net cash provided by operating activities was $3.5 billion in Q3 2021, compared to $3.8 billion in Q2 2021 and $2.8 billion in Q3 2020.
▪Sequentially, the decrease was primarily due to higher cash payments for Merger-related costs.
▪Year-over-year, the increase was primarily due to a decrease in net cash outflows from changes in working capital, partially offset by a decrease in Net income, adjusted for non-cash income and expenses. The change in working capital was primarily driven by lower use of cash from Accounts receivable, Accounts payable and accrued liabilities and inventories, partially offset by higher use of cash from Short and long-term operating lease liabilities.
▪The impact of payments for Merger-related costs on Net cash provided by operating activities was $617 million in Q3 2021 compared to $190 million in Q2 2021 and $379 million in Q3 2020.
Net Cash Provided by Operating Activities
($ in millions)

12
Cash Purchases of Property and Equipment
($ in millions, % of Service revenues)

Cash purchases of property and equipment were $2.9 billion in Q3 2021, compared to $3.3 billion in Q2 2021 and $3.2 billion in Q3 2020. Capitalized interest included in cash purchases of property and equipment was $46 million in Q3 2021, compared to $57 million in Q2 2021 and $108 million in Q3 2020.
▪Sequentially and year-over year, the decrease was primarily driven by procurement savings from our increased scale and timing of cash payments for equipment.

Free Cash Flow was $1.6 billion in Q3 2021, compared to $1.7 billion in Q2 2021 and $352 million in Q3 2020.
▪Sequentially, the decrease was primarily due to lower Net cash provided by operating activities, partially offset by lower Cash purchases of property and equipment, including capitalized interest.
▪Year-over-year, the increase was primarily due to higher Net cash provided by operating activities.
▪The impact of payments for Merger-related costs on Free Cash Flow was $617 million in Q3 2021 compared to $190 million in Q2 2021 and $379 million in Q3 2020.
Free Cash Flow
($ in millions)

13
Net Debt (Excluding Tower Obligations) & Net Debt to LTM Pro Forma Core Adj. EBITDA Ratio
($ in billions)
Total debt, excluding tower obligations, at the end of Q3 2021 was $75.2 billion.
Net debt, excluding tower obligations, at the end of Q3 2021 was $71.2 billion.
▪The ratio of net debt, excluding tower obligations, to Pro Forma Core Adjusted EBITDA for the last twelve months (“LTM”) period was 3.0x at the end of Q3 2021 compared to 3.0x at the end of Q2 2021.
▪The ratio of net debt, excluding tower obligations, to Pro Forma Adjusted EBITDA for the LTM period was 2.6x at the end of Q3 2021 compared to 2.5x at the end of Q2 2021.

Financing activity in Q3 2021 includes:
▪On August 13, 2021, we issued Senior Secured Notes in an aggregate amount of $2.0 billion at an average interest rate of approximately 3.46% and an average maturity of approximately 34 years.
▪On August 23, 2021, we redeemed $1.0 billion of 4.5% Senior Notes due 2026 and $1.0 billion of 4.5% Senior Notes due 2026 held by Deutsche Telekom (“DT”).
▪On September 15, 2021, we redeemed at maturity $2.25 billion aggregate principal amount of our 7.25% Senior Notes due 2021.
▪In August 2021, T-Mobile’s credit ratings were upgraded by Fitch, Moody’s, and S&P based on the Company’s continued strong financial results and momentum, with Fitch now rating us at the corporate family investment grade level. These upgrades will provide us with significant incremental flexibility to further optimize our capital structure. Our current credit ratings by the respective agencies are the following:
▪Fitch: BBB- (stable)
▪Moody’s: Ba1 (positive)
▪S&P: BB+ (stable)

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15

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We’re unlocking synergies faster than planned to fuel growth investments and 5G network build.

Improvements for Sprint customers
The Company expects Merger synergies to be $3.2 billion to $3.5 billion in 2021, more than doubling the $1.3 billion delivered in 2020 and an increase from its prior guidance of $2.9 billion to $3.2 billion.
▪Approximately $1.6 billion to $1.75 billion of sales, general, and administrative (SG&A) synergies achieved through SG&A expense reductions.
▪Approximately $600 million to $750 million of network synergies achieved through cost of service expense reductions.
▪Approximately $1.0 billion of network synergies related to avoided costs from new site builds.

Merger-related costs in Q3 2021 were $955 million compared to $611 million in Q2 2021 and $288 million in Q3 2020.

Merger-related costs include:
▪Integration costs to achieve efficiencies in network, retail, information technology and back office operations and the impact of legal matters assumed as part of the Merger;
▪Restructuring costs, including severance, store rationalization and network decommissioning; and
▪Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

~90%
of Sprint customer traffic is now carried on the T-Mobile network
—————————

~53%
of Sprint customers have been moved to the T-Mobile network

Merger-Related Costs
(in millions)
						Sequential Change		Year-over-year Change
	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	$	%	$	%
Cost of services	$79	$527	$136	$273	$279	$6	2%	$200	253%
Cost of equipment sales	—	6	17	87	236	149	171%	236	NM
Selling, general & administrative	209	153	145	251	440	189	75%	231	111%
Total Merger-related costs	$288	$686	$298	$611	$955	$344	56%	$667	232%

Cash payments for Merger-related costs	$379	$583	$277	$190	$617	$427	225%	$238	63%

NM - Not Meaningful

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2021 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.0 to 5.3 million	5.1 to 5.3 million	50 thousand
Net income (1)	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$23.0 to $23.3 billion	$23.4 to $23.5 billion	$300 million
Merger synergies	$2.9 to $3.2 billion	$3.2 to $3.5 billion	$300 million
Merger-related costs (3)	$2.7 to $3.0 billion	$2.8 to $3.0 billion	$50 million
Net cash provided by operating activities	$13.6 to $13.9 billion	$13.9 to $14.0 billion	$200 million
Capital expenditures (4)	$12.0 to $12.3 billion	$12.1 to $12.3 billion	$50 million
Free Cash Flow (5)	$5.2 to $5.5 billion	$5.5 to $5.6 billion	$200 million
total

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net Income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume a continued reduction in lease revenues to between $3.3 billion and $3.5 billion for 2021.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

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Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Samia Bhatti	Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

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T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$4,055	$10,385
Accounts receivable, net of allowance for credit losses of $129 and $194	4,109	4,254
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $469 and $478	4,306	3,577
Accounts receivable from affiliates	21	22
Inventory	1,762	2,527
Prepaid expenses	943	624
Other current assets	1,576	2,496
Total current assets	16,772	23,885
Property and equipment, net	39,355	41,175
Operating lease right-of-use assets	27,446	28,021
Financing lease right-of-use assets	3,396	3,028
Goodwill	12,188	11,117
Spectrum licenses	92,589	82,828
Other intangible assets, net	5,047	5,298
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $109 and $127	2,280	2,031
Other assets	3,052	2,779
Total assets	$202,125	$200,162
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$8,735	$10,196
Payables to affiliates	92	157
Short-term debt	2,096	4,579
Short-term debt to affiliates	2,240	—
Deferred revenue	914	1,030
Short-term operating lease liabilities	3,077	3,868
Short-term financing lease liabilities	1,154	1,063
Other current liabilities	939	810
Total current liabilities	19,247	21,703
Long-term debt	66,645	61,830
Long-term debt to affiliates	1,494	4,716
Tower obligations	2,862	3,028
Deferred tax liabilities	10,370	9,966
Operating lease liabilities	26,279	26,719
Financing lease liabilities	1,587	1,444
Other long-term liabilities	5,214	5,412
Total long-term liabilities	114,451	113,115
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,250,573,992 and 1,243,345,584 shares issued, 1,249,035,065 and 1,241,805,706 shares outstanding	—	—
Additional paid-in capital	73,152	72,772
Treasury stock, at cost, 1,538,927 and 1,539,878 shares issued	(13)	(11)
Accumulated other comprehensive loss	(1,478)	(1,581)
Accumulated deficit	(3,234)	(5,836)
Total stockholders' equity	68,427	65,344
Total liabilities and stockholders' equity	$202,125	$200,162

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T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Nine Months Ended September 30,
(in millions, except share and per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Revenues
Postpaid revenues	$10,804	$10,492	$10,209	$31,599	$26,055
Prepaid revenues	2,481	2,427	2,383	7,259	7,067
Wholesale revenues	944	935	930	2,776	1,663
Other service revenues	493	638	617	1,772	1,430
Total service revenues	14,722	14,492	14,139	43,406	36,215
Equipment revenues	4,660	5,215	4,953	15,221	11,339
Other revenues	242	243	180	706	502
Total revenues	19,624	19,950	19,272	59,333	48,056
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,538	3,491	3,314	10,413	8,051
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,145	5,453	4,367	15,740	10,563
Selling, general and administrative	5,212	4,823	4,876	14,840	14,168
Impairment expense	—	—	—	—	418
Depreciation and amortization	4,145	4,077	4,150	12,511	9,932
Total operating expenses	18,040	17,844	16,707	53,504	43,132
Operating income	1,584	2,106	2,565	5,829	4,924
Other income (expense)
Interest expense	(780)	(820)	(765)	(2,392)	(1,726)
Interest expense to affiliates	(58)	(32)	(44)	(136)	(206)
Interest income	2	2	3	7	21
Other expense, net	(60)	(1)	(99)	(186)	(304)
Total other expense, net	(896)	(851)	(905)	(2,707)	(2,215)
Income from continuing operations before income taxes	688	1,255	1,660	3,122	2,709
Income tax benefit (expense)	3	(277)	(407)	(520)	(715)
Income from continuing operations	691	978	1,253	2,602	1,994
Income from discontinued operations, net of tax	—	—	—	—	320
Net income	$691	$978	$1,253	$2,602	$2,314

Net income	$691	$978	$1,253	$2,602	$2,314
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges, net of tax effect of $12, $12, $12, $36, ($261)	35	34	33	103	(757)
Unrealized (loss) gain on foreign currency translation adjustment, net of tax effect of $0, $0, $1, $0 and $1	(3)	1	4	—	4
Other comprehensive income (loss)	32	35	37	103	(753)
Total comprehensive income	$723	$1,013	$1,290	$2,705	$1,561
Earnings per share
Basic earnings per share:
Continuing operations	$0.55	$0.78	$1.01	$2.09	$1.79
Discontinued operations	—	—	—	—	0.29
Basic	$0.55	$0.78	$1.01	$2.09	$2.08
Diluted earnings per share:
Continuing operations	$0.55	$0.78	$1.00	$2.07	$1.78
Discontinued operations	—	—	—	—	0.28
Diluted	$0.55	$0.78	$1.00	$2.07	$2.06
Weighted average shares outstanding
Basic	1,248,189,719	1,247,563,331	1,238,450,665	1,246,441,464	1,111,511,964
Diluted	1,253,661,245	1,253,718,122	1,249,798,740	1,254,391,787	1,122,040,528

21
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended September 30,
(in millions)	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Operating activities
Net income	$691	$978	$1,253	$2,602	$2,314
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,145	4,077	4,150	12,511	9,932
Stock-based compensation expense	131	134	161	403	558
Deferred income tax (benefit) expense	(27)	226	335	410	743
Bad debt expense	105	72	143	259	489
Losses (gains) from sales of receivables	4	(12)	(18)	(26)	37
Losses on redemption of debt	55	28	108	184	271
Impairment expense	—	—	—	—	418
Changes in operating assets and liabilities
Accounts receivable	(454)	(1,839)	(1,538)	(2,197)	(2,784)
Equipment installment plan receivables	(530)	(568)	(306)	(1,825)	(110)
Inventories	41	584	(549)	904	(1,613)
Operating lease right-of-use assets	1,334	1,272	1,062	3,730	2,526
Other current and long-term assets	(88)	(154)	(8)	(188)	(106)
Accounts payable and accrued liabilities	111	28	(964)	(1,245)	(2,630)
Short and long-term operating lease liabilities	(2,046)	(996)	(1,145)	(4,411)	(2,947)
Other current and long-term liabilities	(87)	(47)	(51)	(351)	(2,162)
Other, net	92	(4)	139	157	230
Net cash provided by operating activities	3,477	3,779	2,772	10,917	5,166
Investing activities
Purchases of property and equipment, including capitalized interest of ($46), ($57), ($108), ($187) and ($339)	(2,944)	(3,270)	(3,217)	(9,397)	(7,227)
(Purchases) refunds of spectrum licenses and other intangible assets, including deposits	(407)	(8)	17	(9,337)	(827)
Proceeds from sales of tower sites	—	31	—	31	—
Proceeds related to beneficial interests in securitization transactions	1,071	1,137	855	3,099	2,325
Net cash related to derivative contracts under collateral exchange arrangements	—	—	—	—	632
Acquisition of companies, net of cash and restricted cash acquired	(1,886)	(1)	—	(1,916)	(5,000)
Proceeds from the divestiture of prepaid business	—	—	1,238	—	1,238
Other, net	14	28	(25)	46	(209)
Net cash used in investing activities	(4,152)	(2,083)	(1,132)	(17,474)	(9,068)
Financing activities
Proceeds from issuance of long-term debt	1,989	3,006	—	11,758	26,694
Payments of consent fees related to long-term debt	—	—	—	—	(109)
Repayments of financing lease obligations	(266)	(269)	(246)	(822)	(764)
Repayments of short-term debt for purchases of inventory, property and equipment and other financial liabilities	(76)	(36)	(231)	(167)	(407)
Repayments of long-term debt	(4,600)	(3,150)	(5,678)	(9,969)	(16,207)
Issuance of common stock	—	—	2,550	—	19,840
Repurchases of common stock	—	—	(2,546)	—	(19,536)
Proceeds from issuance of short-term debt	—	—	—	—	18,743
Repayments of short-term debt	—	—	—	—	(18,929)
Tax withholdings on share-based awards	(14)	(76)	(72)	(308)	(351)
Cash payments for debt prepayment or debt extinguishment costs	(45)	(6)	(58)	(116)	(82)
Other, net	(48)	(46)	137	(139)	139
Net cash (used in) provided by financing activities	(3,060)	(577)	(6,144)	237	9,031
Change in cash and cash equivalents, including restricted cash	(3,735)	1,119	(4,504)	(6,320)	5,129
Cash and cash equivalents, including restricted cash
Beginning of period	7,878	6,759	11,161	10,463	1,528
End of period	$4,143	$7,878	$6,657	$4,143	$6,657

22
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Nine Months Ended September 30,
(in millions)	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$884	$913	$940	$2,742	$1,889
Operating lease payments	2,251	1,263	1,349	5,165	3,493
Income tax payments	38	63	63	123	118
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$891	$1,089	$1,535	$3,361	$4,634
Non-cash consideration for the acquisition of Sprint	—	—	—	—	33,533
Change in accounts payable and accrued liabilities for purchases of property and equipment	113	(367)	(216)	(427)	(555)
Leased devices transferred from inventory to property and equipment	214	333	599	1,032	2,352
Returned leased devices transferred from property and equipment to inventory	(309)	(416)	(433)	(1,170)	(1,030)
Short-term debt assumed for financing of property and equipment	—	—	—	—	38
Operating lease right-of-use assets obtained in exchange for lease obligations	985	1,043	11,833	2,939	13,046
Financing lease right-of-use assets obtained in exchange for lease obligations	623	377	219	1,109	912

23
    T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter							Nine Months Ended September 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Customers, end of period
Postpaid phone customers (1)(2)	40,797	65,105	65,794	66,618	67,402	68,029	69,418	65,794	69,418
Postpaid other customers (1)(2)	7,014	12,648	13,938	14,732	15,170	15,819	16,495	13,938	16,495
Total postpaid customers	47,811	77,753	79,732	81,350	82,572	83,848	85,913	79,732	85,913
Prepaid customers (1)	20,732	20,574	20,630	20,714	20,865	20,941	21,007	20,630	21,007
Total customers	68,543	98,327	100,362	102,064	103,437	104,789	106,920	100,362	106,920
Acquired customers, net of base adjustments (1)(2)	—	29,228	—	—	12	—	806	29,228	818
(1)Includes customers acquired in connection with the Merger and certain customer base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.
(2)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of Shentel’s Wireless Assets.

	Quarter							Nine Months Ended September 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Net customer additions (losses)
Postpaid phone customers	452	253	689	824	773	627	673	1,394	2,073
Postpaid other customers	325	859	1,290	794	437	649	586	2,474	1,672
Total postpaid customers	777	1,112	1,979	1,618	1,210	1,276	1,259	3,868	3,745
Prepaid customers	(128)	133	56	84	151	76	66	61	293
Total customers	649	1,245	2,035	1,702	1,361	1,352	1,325	3,929	4,038

	Quarter							Nine Months Ended September 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Devices sold or leased
Phones	6.4	8.9	9.2	10.1	9.6	9.6	9.8	24.5	29.0
Mobile broadband and IoT devices	0.8	1.2	2.2	1.6	1.0	1.4	1.5	4.2	3.9
Total	7.2	10.1	11.4	11.7	10.6	11.0	11.3	28.7	32.9

Postpaid device upgrade rate	3.8%	4.5%	4.3%	5.7%	4.8%	4.7%	4.3%	12.9%	13.8%

	Quarter							Nine Months Ended September 30,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Churn
Postpaid phone churn	0.86%	0.80%	0.90%	1.03%	0.98%	0.87%	0.96%	0.85%	0.93%
Prepaid churn	3.52%	2.81%	2.86%	2.92%	2.78%	2.62%	2.90%	3.07%	2.76%

	Quarter							Nine Months Ended September 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Accounts, end of period
Total postpaid customer accounts (1)(2)	15,244	25,486	25,623	25,754	26,014	26,363	26,901	25,623	26,901
(1)Includes accounts acquired in connection with the Merger and certain account base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.
(2)In the third quarter of 2021, we acquired 270,000 postpaid accounts through our acquisition of Shentel’s Wireless Assets.

24
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter							Nine Months Ended September 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Financial Measures

Service revenues	$8,846	$13,230	$14,139	$14,180	$14,192	$14,492	$14,722	$36,215	$43,406

Equipment revenue	$2,117	$4,269	$4,953	$5,973	$5,346	$5,215	$4,660	$11,339	$15,221
Lease revenues	165	1,421	1,350	1,245	1,041	914	770	2,936	2,725
Equipment sales	$1,952	$2,848	$3,603	$4,728	$4,305	$4,301	$3,890	$8,403	$12,496

Total revenues	$11,113	$17,671	$19,272	$20,341	$19,759	$19,950	$19,624	$48,056	$59,333

Net income	$951	$110	$1,253	$750	$933	$978	$691	$2,314	$2,602
Net income margin	10.8%	0.8%	8.9%	5.3%	6.6%	6.7%	4.7%	6.4%	6.0%

Adjusted EBITDA	$3,665	$7,017	$7,129	$6,746	$6,905	$6,906	$6,811	$17,811	$20,622
Adjusted EBITDA margin	41.4%	53.0%	50.4%	47.6%	48.7%	47.7%	46.3%	49.2%	47.5%
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$6,041	$14,875	$17,897
Core Adjusted EBITDA margin	39.6%	42.3%	40.9%	38.8%	41.3%	41.3%	41.0%	41.1%	41.2%

Cost of services	$1,639	$3,098	$3,314	$3,827	$3,384	$3,491	$3,538	$8,051	$10,413
Merger-related costs	—	40	79	527	136	273	279	119	688
Cost of services excluding Merger-related costs	$1,639	$3,058	$3,235	$3,300	$3,248	$3,218	$3,259	$7,932	$9,725

Cost of equipment sales	$2,529	$3,667	$4,367	$5,825	$5,142	$5,453	$5,145	$10,563	$15,740
Merger-related costs	—	—	—	6	17	87	236	$—	$340
Cost of equipment sales excluding Merger-related costs	$2,529	$3,667	$4,367	$5,819	$5,125	$5,366	$4,909	$10,563	$15,400

Selling, general and administrative	$3,688	$5,604	$4,876	$4,758	$4,805	$4,823	$5,212	$14,168	$14,840
Merger-related costs	143	758	209	153	145	251	440	1,110	836
COVID-19-related costs (1)	117	341	—	—	—	—	—	458	—
Selling, general and administrative excluding Merger-related costs and COVID-19-related costs	$3,428	$4,505	$4,667	$4,605	$4,660	$4,572	$4,772	$12,600	$14,004

Total bad debt expense and losses from sales of receivables	$138	$263	$125	$112	$64	$60	$109	$526	$233
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.24%	1.49%	0.65%	0.55%	0.32%	0.30%	0.56%	1.09%	0.39%

Cash purchases of property and equipment including capitalized interest	$1,753	$2,257	$3,217	$3,807	$3,183	$3,270	$2,944	$7,227	$9,397
Capitalized interest	112	119	108	101	84	57	46	339	187

Net cash proceeds from securitization	(5)	(99)	5	(130)	22	18	(2)	(99)	38
(1)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021, Q2 2021 and Q3 2021.

25

	Quarter							Nine Months Ended September 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Device Financing - Equipment Installment Plans
Gross EIP financed	$1,440	$1,825	$2,356	$4,126	$3,379	$3,348	$3,434	$5,621	$10,161
EIP billings	1,790	2,217	2,130	2,285	2,556	2,639	2,795	6,137	7,990
EIP receivables, net	3,773	4,593	4,481	5,608	6,062	6,348	6,586	4,481	6,586
EIP receivables classified as prime	52%	48%	53%	57%	57%	61%	60%	53%	60%
EIP receivables classified as prime (including EIP receivables sold)	53%	50%	54%	57%	56%	59%	57%	54%	57%

Device Financing - Leased Devices
Lease revenues	$165	$1,421	$1,350	$1,245	$1,041	$914	$770	$2,936	$2,725
Leased device depreciation	163	946	1,000	982	897	842	755	2,109	2,494
Leased devices transferred from inventory to property and equipment	309	1,444	599	443	485	333	214	2,352	1,032
Returned leased devices transferred from property and equipment to inventory	(59)	(538)	(433)	(430)	(445)	(416)	(309)	(1,030)	(1,170)
Leased devices included in property and equipment, net	819	6,621	5,788	4,819	3,962	3,037	2,188	5,788	2,188
Leased devices (units) included in property and equipment, net	2.1	17.0	15.8	14.2	12.4	10.7	9.0	15.8	9.0

26
T-Mobile US, Inc.
Calculation of Operating Measures
(Unaudited)

The following table illustrates the calculation of our operating measures ARPA and ARPU from the related service revenues:

(in millions, except average number of accounts and customers, ARPA and ARPU)	Quarter							Nine Months Ended September 30,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Calculation of Postpaid ARPA
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$26,055	$31,599
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	15,155	25,424	25,582	25,677	25,840	26,188	26,766	22,054	26,264
Postpaid ARPA	$129.47	$130.57	$133.03	$133.08	$132.91	$133.55	$134.54	$131.27	$133.68
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$26,055	$31,599
Less: Postpaid other revenues	(310)	(618)	(677)	(762)	(820)	(825)	(852)	(1,605)	(2,497)
Postpaid phone service revenues	5,577	9,341	9,532	9,489	9,483	9,667	9,952	24,450	29,102
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	40,585	64,889	65,437	66,084	66,834	67,680	69,033	56,971	67,848
Postpaid phone ARPU	$45.80	$47.99	$48.55	$47.86	$47.30	$47.61	$48.06	$47.69	$47.66
Calculation of Prepaid ARPU
Prepaid service revenues	$2,373	$2,311	$2,383	$2,354	$2,351	$2,427	$2,481	$7,067	$7,259
Divided by: Average number of prepaid customers (in thousands) and number of months in period	20,759	20,380	20,632	20,605	20,728	20,994	20,936	20,591	20,886
Prepaid ARPU	$38.11	$37.80	$38.49	$38.08	$37.81	$38.53	$39.49	$38.13	$38.61

27
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

The following table includes the impact of the Merger on a prospective basis from the close date of April 1, 2020. Historical results prior to April 1, 2020 have not been retroactively adjusted and reflect standalone T-Mobile.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Net income	$951	$110	$1,253	$750	$933	$978	$691	$2,314	$2,602
Adjustments:
Income from discontinued operations, net of tax	—	(320)	—	—	—	—	—	(320)	—
Income (loss) from continuing operations	951	(210)	1,253	750	933	978	691	1,994	2,602
Interest expense	185	776	765	757	792	820	780	1,726	2,392
Interest expense to affiliates	99	63	44	41	46	32	58	206	136
Interest income	(12)	(6)	(3)	(8)	(3)	(2)	(2)	(21)	(7)
Other expense, net	10	195	99	101	125	1	60	304	186
Income tax expense	306	2	407	71	246	277	(3)	715	520
Operating income	1,539	820	2,565	1,712	2,139	2,106	1,584	4,924	5,829
Depreciation and amortization	1,718	4,064	4,150	4,219	4,289	4,077	4,145	9,932	12,511
Operating income from discontinued operations (1)	—	432	—	—	—	—	—	432	—
Stock-based compensation (2)	123	139	125	129	130	129	127	387	386
Merger-related costs	143	798	288	686	298	611	955	1,229	1,864
COVID-19-related costs (3)	117	341	—	—	—	—	—	458	—
Impairment expense	—	418	—	—	—	—	—	418	—
Other, net (4)	25	5	1	—	49	(17)	—	31	32
Adjusted EBITDA	$3,665	7,017	7,129	6,746	6,905	6,906	6,811	17,811	20,622
Lease revenues	(165)	(1,421)	(1,350)	(1,245)	(1,041)	(914)	(770)	(2,936)	(2,725)
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$6,041	$14,875	$17,897
(1)Following the Prepaid Transaction (as defined below), starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of the Adjusted EBITDA to reflect contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021, Q2 2021 and Q3 2021.
(4)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

28
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Pro Forma Adjusted EBITDA and LTM Pro Forma Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Short-term debt	$—	$3,818	$3,713	$4,579	$4,423	$4,648	$2,096
Short-term debt to affiliates	2,000	1,235	—	—	—	2,235	2,240
Short-term financing lease liabilities	918	1,040	1,050	1,063	1,013	1,045	1,154
Long-term debt	10,959	62,783	58,345	61,830	66,395	65,897	66,645
Long-term debt to affiliates	11,987	4,706	4,711	4,716	4,721	2,490	1,494
Financing lease liabilities	1,276	1,416	1,373	1,444	1,316	1,376	1,587
Less: Cash and cash equivalents	(1,112)	(11,076)	(6,571)	(10,385)	(6,677)	(7,793)	(4,055)
Net debt (excluding tower obligations)	$26,028	$63,922	$62,621	$63,247	$71,191	$69,898	$71,161
Divided by: Last twelve months Pro Forma Adjusted EBITDA		$26,250	$26,975	$27,543	$27,797	$27,686	$27,368
Net debt (excluding tower obligations) to LTM Pro Forma Adjusted EBITDA Ratio		2.4	2.3	2.3	2.6	2.5	2.6
Divided by: Last twelve months Pro Forma Core Adjusted EBITDA		$20,511	$21,357	$22,125	$22,740	$23,136	$23,398
Net debt (excluding tower obligations) LTM Pro Forma Core Adjusted EBITDA Ratio		3.1	2.9	2.9	3.1	3.0	3.0
LTM Adjusted EBITDA and LTM Core Adjusted EBITDA reflect combined company results of T-Mobile for Q3 2021, Q2 2021, Q1 2021, Q4 2020, Q3 2020 and Q2 2020 and standalone T-Mobile for prior periods. To illustrate the twelve month results of the combined company as if the Merger had closed on January 1, 2019, we have presented pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA ratios through December 31, 2020. Pro forma LTM Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Adjusted EBITDA of $6.7 billion, $7.1 billion and $7.0 billion, respectively, plus the pro forma Adjusted EBITDA from Q1 2020 of $6.7 billion. Pro forma LTM Core Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Core Adjusted EBITDA of $5.5 billion, $5.8 billion and $5.6 billion plus the pro forma Core Adjusted EBITDA from Q1 2020 of $5.2 billion. The same method applies to pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA for the LTM periods ended September 30 and June 30, 2020. These metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. Additional information regarding pro forma adjustments is provided in Pro Forma Income Statement Metrics within this Investor Factbook. LTM Adjusted EBITDA and LTM Core Adjusted EBITDA for Q1 2021 and subsequent periods were not prepared on a pro forma basis as twelve months of actual combined company results were available.

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Net cash provided by operating activities	$1,617	$777	$2,772	$3,474	$3,661	$3,779	$3,477	$5,166	$10,917
Cash purchases of property and equipment	(1,753)	(2,257)	(3,217)	(3,807)	(3,183)	(3,270)	(2,944)	(7,227)	(9,397)
Proceeds from sales of tower sites		—	—	—	—	31	—	—	31
Proceeds related to beneficial interests in securitization transactions	868	602	855	809	891	1,137	1,071	2,325	3,099
Cash payments for debt prepayment or debt extinguishment costs	—	(24)	(58)	—	(65)	(6)	(45)	(82)	(116)
Free Cash Flow	732	(902)	352	476	1,304	1,671	1,559	182	4,534
Gross cash paid for the settlement of interest rate swaps	—	2,343	—	—	—	—	—	2,343	—
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	$732	$1,441	$352	$476	$1,304	$1,671	$1,559	$2,525	$4,534

29
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Our current guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Current Guidance Range
Net cash provided by operating activities	$13,900	$14,000
Cash purchases of property and equipment	(12,100)	(12,300)
Proceeds related to beneficial interests in securitization transactions (1)	3,800	4,000
Cash payments for debt prepayment or debt extinguishment costs	(100)	(100)
Free Cash Flow	$5,500	$5,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

Our previous guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Previous Guidance Range
Net cash provided by operating activities	$13,600	$13,900
Cash purchases of property and equipment	(12,000)	(12,300)
Proceeds related to beneficial interests in securitization transactions (1)	3,700	4,000
Cash payments for debt prepayment or debt extinguishment costs	(100)	(100)
Free Cash Flow	$5,200	$5,500
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

30
T-Mobile US, Inc.
Reconciliations to Beginning Customers and Accounts
(Unaudited)

(in thousands)	Postpaid phone customers	Postpaid other customers	Total postpaid customers	Prepaid customers	Total customers
Reconciliation to beginning customers
T-Mobile customers as reported, end of period March 31, 2020	40,797	7,014	47,811	20,732	68,543
Sprint customers as reported, end of period March 31, 2020	25,916	8,428	34,344	8,256	42,600
Total combined customers, end of period March 31, 2020	66,713	15,442	82,155	28,988	111,143
Adjustments
Reseller reclassification to wholesale customers (1)	(199)	(2,872)	(3,071)	—	(3,071)
EIP reclassification from postpaid to prepaid (2)	(963)	—	(963)	963	—
Divested prepaid customers (3)	—	—	—	(9,207)	(9,207)
Rate plan threshold (4)	(182)	(918)	(1,100)	—	(1,100)
Customers with non-phone devices (5)	(226)	226	—	—	—
Collection policy alignment (6)	(150)	(46)	(196)	—	(196)
Miscellaneous adjustments (7)	(141)	(43)	(184)	(302)	(486)
Total Adjustments	(1,861)	(3,653)	(5,514)	(8,546)	(14,060)
Adjusted beginning customers as of April 1, 2020	64,852	11,789	76,641	20,442	97,083
(1)In connection with the closing of the Merger, we refined our definition of wholesale customers resulting in the reclassification of certain postpaid and prepaid reseller customers to wholesale customers. Starting with the three months ended March 31, 2020, we discontinued reporting wholesale customers to focus on postpaid and prepaid customers and wholesale revenues, which we consider more relevant than the number of wholesale customers given the expansion of M2M and IoT products.
(2)Prepaid customers with a device installment billing plan historically included as Sprint postpaid customers have been reclassified to prepaid customers to align with the combined company policy.
(3)Customers associated with the Sprint wireless prepaid and Boost brands that were divested on July 1, 2020, have been excluded from our reported customers.
(4)Customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported customers.
(5)Customers with postpaid phone rate plans without a phone (e.g., non-phone device) have been reclassified from postpaid phone to postpaid other customers to align with the combined company policy.
(6)Certain Sprint customers subjected to collection activity for an extended period of time have been excluded from our reported customers to align with the combined company policy.
(7)Miscellaneous insignificant adjustments to align with the combined company policy.

(in thousands)	Postpaid Accounts
Reconciliation to beginning accounts
T-Mobile accounts as reported, end of period March 31, 2020	15,244
Sprint accounts, end of period March 31, 2020	11,246
Total combined accounts, end of period March 31, 2020	26,490
Adjustments
Reseller reclassification to wholesale accounts (1)	(1)
EIP reclassification from postpaid to prepaid (2)	(963)
Rate plan threshold (3)	(18)
Collection policy alignment (4)	(76)
Miscellaneous adjustments (5)	(47)
Total Adjustments	(1,105)
Adjusted beginning accounts as of April 1, 2020	25,385
(1)In connection with the closing of the Merger, we refined our definition of wholesale accounts resulting in the reclassification of certain postpaid and prepaid reseller accounts to wholesale accounts.
(2)Prepaid accounts with a customer with a device installment billing plan historically included as Sprint postpaid accounts have been reclassified to prepaid accounts to align with T-Mobile policy.
(3)Accounts with customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported accounts.
(4)Certain Sprint accounts subjected to collection activity for an extended period of time have been excluded from our reported accounts to align with T-Mobile policy.
(5)Miscellaneous insignificant adjustments to align with T-Mobile policy.

31
T-Mobile US, Inc.
Pro Forma Income Statement Metrics
(Unaudited)

The following tables present certain income statement metrics on a pro forma basis as though the Merger had been completed on January 1, 2019. The unaudited pro forma income statement metrics have been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) which is a different basis than the unaudited pro forma financial information included in Note 2 - Business Combinations in our Annual Report on Form 10-K for the year ended December 31, 2020. The primary difference between the Article 11 pro forma financial information and the ASC 805 pro forma financial information prepared by us is the treatment of certain one-time transaction costs, which are removed from all periods under Article 11 but are recognized as if they had been incurred in their entirety during Q1 2019 under ASC 805. The unaudited pro forma income statement metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. For the purposes of this section, “Combined” means the summation of historically reported standalone GAAP amounts of T-Mobile and Sprint. “Pro forma adjustments” means adjustments to combined metrics to give effect to matters that are directly attributable to the Merger, factually supportable, and expected to have a continuing impact on the results of the combined company. “Pro forma” metrics are those that have been adjusted as required for the presentation of Article 11 pro forma information.

We are presenting the pro forma metrics for the three months ended September 30, 2019, December 31, 2019 and March 31, 2020 to support the reconciliation of our LTM pro forma Adjusted EBITDA and pro forma Core Adjusted EBITDA calculations included in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures of this presentation.

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Service revenues
Combined service revenues (1)	$13,856	$14,124	$14,065
Pro forma adjustments (2)	(946)	(916)	(868)
Pro forma service revenues	$12,910	$13,208	$13,197
Equipment revenues (including equipment rentals)
Combined equipment revenues (including equipment rentals) (1)	$4,708	$5,539	$4,569
Pro forma adjustments (2)(3)	(734)	(835)	(693)
Pro forma equipment revenues (including equipment rentals)	$3,974	$4,704	$3,876
Other revenues
Combined other revenues (1)	$292	$295	$283
Pro forma adjustments (4)	67	78	52
Pro forma other revenues	$359	$373	$335
Total Revenues
Combined total revenues (1)	$18,856	$19,958	$18,917
Pro forma adjustments	(1,613)	(1,673)	(1,509)
Pro forma total revenues	$17,243	$18,285	$17,408
Cost of services, exclusive of depreciation and amortization
Combined cost of services, exclusive of depreciation and amortization (1)	$3,508	$3,412	$3,288
Pro forma adjustments (5)	(142)	(115)	(88)
Pro forma cost of services, exclusive of depreciation and amortization	$3,366	$3,297	$3,200
Cost of equipment sales, exclusive of depreciation and amortization
Combined cost of equipment sales, exclusive of depreciation and amortization (1)	$4,063	$5,164	$3,947
Pro forma adjustments (2)(3)	(733)	(823)	(679)
Pro forma cost of equipment sales, exclusive of depreciation and amortization	$3,330	$4,341	$3,268
Selling, general and administrative
Combined selling, general and administrative (1)	$5,434	$5,701	$5,709
Pro forma adjustments (2)(3)(4)	(455)	(673)	(429)
Pro forma selling, general and administrative	$4,979	$5,028	$5,280

32
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Depreciation and amortization
Combined depreciation and amortization (1)	$3,882	$4,332	$4,061
Pro forma adjustments (5)	202	(210)	(47)
Pro forma depreciation and amortization	$4,084	$4,122	$4,014
Operating Expenses
Combined operating expenses (1)	$17,148	$18,658	$17,205
Pro forma adjustments	(1,389)	(1,870)	(1,443)
Pro forma operating expenses	$15,759	$16,788	$15,762
Operating Income
Combined operating income (1)	$1,708	$1,300	$1,712
Pro forma adjustments	(224)	197	(66)
Pro forma operating income	$1,484	$1,497	$1,646
Interest expense
Combined interest expense (1)	$(778)	$(771)	$(775)
Pro forma adjustments (6)	(64)	(69)	(60)
Pro forma interest expense	$(842)	$(840)	$(835)
Interest expense to affiliates
Combined interest expense to affiliates (1)	$(100)	$(98)	$(99)
Pro forma adjustments (6)	91	86	104
Pro forma interest expense to affiliates	$(9)	$(12)	$5
Interest income
Combined interest income (1)	$5	$7	$12
Pro forma adjustments (4)	16	18	14
Pro forma interest income	$21	$25	$26
Other income (expense), net
Combined other income (expense), net (1)	$17	$(2)	$(5)
Pro forma adjustments (4)	(16)	(18)	(14)
Pro forma other income (expense), net	$1	$(20)	$(19)

Pro forma income from continuing operations before tax	$655	$650	$823

Income tax (expense) benefit
Combined income tax (expense) benefit (1)	$(261)	$194	$273
Pro forma adjustments (7)	57	(51)	9
Pro forma income tax (expense) benefit	$(204)	$143	$282
Income from continuing operations, net of tax
Combined income from continuing operations, net of tax (1)	$591	$630	$1,118
Pro forma adjustments	(140)	163	(13)
Pro forma income from continuing operations, net of tax	$451	$793	$1,105
Income from discontinued operations, net of tax
Combined income from discontinued operations, net of tax (1)	$—	$—	$—
Pro forma adjustments (2)	393	355	357
Pro forma income from discontinued operations, net of tax	$393	$355	$357
Net income
Combined net income (1)	$591	$630	$1,118
Pro forma adjustments	253	518	344
Pro forma net income	$844	$1,148	$1,462

33
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

(1) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts. Please reference the T-Mobile Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and the Current Report on Form 8-K containing Sprint financial results for the year ended March 31, 2020, filed on May 18, 2020.
(2) Significant pro forma adjustments include the removal of the activity of the Prepaid Business which is assumed to have been reclassified to discontinued operations as of January 1, 2019.
(3) Significant pro forma adjustments include adjustments to the timing and recognition of certain revenues and costs to align the historical revenue recognition policies of Sprint with the revenue recognition policies of T-Mobile.
(4) Significant pro forma adjustments include the reclassification among line items of historical Sprint activity to align with T-Mobile’s financial statement presentation.
(5) Significant pro forma adjustments include changes to depreciation and amortization from revalued and newly recognized property, equipment, and intangibles in purchase price accounting.
(6) Significant pro forma adjustments include changes to interest expense resulting from new debt issuances and modifications, as well as additional amortization expense associated with the revaluation of debt in purchase price accounting.
(7) Represents the pro forma tax impact of pro forma adjustments, which have been tax-effected at a blended rate of 26%.

Pro forma Net income is reconciled to Pro forma Adjusted EBITDA and Pro forma Core Adjusted EBITDA as follows:

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Pro forma net income	$844	$1,148	$1,462
Adjustments:
Pro forma income from discontinued operations, net of tax	(393)	(355)	(357)
Pro forma income from continuing operations, net of tax	451	793	1,105
Pro forma income tax expense (benefit)	204	(143)	(282)
Pro forma other (income) expense, net	(1)	20	19
Pro forma interest income	(21)	(25)	(26)
Pro forma interest expense to affiliates	9	12	(5)
Pro forma interest expense	842	840	835
Pro forma operating income	1,484	1,497	1,646
Pro forma depreciation and amortization	4,084	4,122	4,014
Pro forma operating income from discontinued operations (1)	531	480	482
Stock-based compensation, as adjusted (2)	117	119	124
Merger-related costs, as adjusted (3)	165	117	136
COVID-19-related costs (4)	—	—	174
Other, net (5)	24	(157)	75
Pro forma Adjusted EBITDA	6,405	6,178	6,651
Less: Pro forma Lease Revenues (6)	1,472	1,445	1,402
Pro forma Core Adjusted EBITDA	$4,933	$4,733	$5,249
(1) Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to customers of the divested brands. We have included the operating income from discontinued operations in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that were replaced by the MVNO Agreement beginning on July 1, 2020, in order to enable management, analysts and investors to better assess the ongoing operating performance and trends.
(2) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts, adjusted for the fair value of certain Sprint share-based compensation and the acceleration of certain executive compensation related to the Merger.
(3) Represents remaining Merger-related costs other than one-time transaction costs directly attributable to the Merger, which have been adjusted out of the pro forma calculations.
(4) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts.
(5) Other, net contains the sum of historical T-Mobile adjustments to EBITDA as well as historical Sprint adjustments that are not otherwise included as a named reconciling item.
(6) Represents the sum of historically filed T-Mobile lease revenues and Sprint equipment rentals.

34
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
2.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time.
3.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period. An account may include postpaid phone, home internet, mobile broadband, and DIGITS customers.
4.Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income margin is calculated as net income divided by service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Adjusted EBITDA Margin and Core Adjusted EBITDA Margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by service revenues.
9.Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business. The reconciliation of Free Cash Flow to net cash provided by operating activities is detailed in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures schedule.
10.Net debt - Short-term debt, short-term debt to affiliates, long-term debt, and long-term debt (excluding tower obligations) to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.

35
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; disruption, data loss or other security attacks, such as the criminal cyberattack we became aware of in August 2021; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; our inability to take advantage of technological developments on a timely basis; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them; our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.